As filed with the Securities and Exchange Commission on November 4, 1997
                                                    Registration No. 333-07295
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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ----------------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
                               REGISTRATION STATEMENT

                                       UNDER
                             THE SECURITIES ACT OF 1933

                                ----------------------

                                    SUPERGEN, INC.
                Exact name of Registrant as specified in its charter)

              DELAWARE                                 97-1841574
    -------------------------------              ----------------------
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

               TWO ANNABEL LANE, SUITE 220, SAN RAMON, CALIFORNIA 94583
      (Address of Registrants's Principal Executive Offices)   (Zip Code)

                                ----------------------

                EMPLOYEES AND CONSULTANTS STOCK OPTION AGREEMENT/PLAN
                   1993 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                              1996 DIRECTORS OPTION PLAN
                              (Full title of the Plans)

                                ----------------------

                                   JOSEPH RUBINFELD
           PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF SCIENTIFIC OFFICER
                                   SUPERGEN, INC.
                            TWO ANNABEL LANE, SUITE 220
                            SAN RAMON, CALIFORNIA 94583
                                    (510) 327-0200
             (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------------

                                       COPY TO:
                                 JOHN V. ROOS, ESQ.
                                PAGE MAILLIARD, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                              PALO ALTO, CA 94304-1050
                                   (415) 493-9300

                                 CALCULATION OF REGISTRATION FEE
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      TITLE OF        AMOUNT            PROPOSED             PROPOSED            AMOUNT OF
   SECURITIES TO      TO BE       MAXIMUM OFFERING      MAXIMUM AGGREGATE      REGISTRATION
   BE REGISTERED    REGISTERED(1)  PRICE PER SHARE(2)   OFFERING PRICE(2)          FEE(3)
-------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value     3,050,000        $  17.474325       $  8,737,162.50          $  2,647.63
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------


(1) Includes 2,000,000 shares previously registered under the 1993 Stock Option Plan (the "1993 Plan"), 250,000 shares previously registered under the 1996 Directors' Stock Option Plan (the "1996 Plan"), 300,000 shares previously registered under the Employees and Consultants Stock Option Agreement/Plan (the "Employees and Consultants Plan"), and 500,000 shares to be registered under the Amended and Restated 1993 Stock Option Plan (the "1993 Plan").

(2) The Proposed Maximum Offering Price Per Share for the 500,000 shares to be registered was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to (i) 468,400 shares which are subject to outstanding options to purchase Common Stock under the 1993 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h), under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 468,400 shares subject to outstanding options under the 1993 Plan is $17.50 per share. With respect to 31,600 shares of Common Stock available for future grant under the 1993 Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to
    Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on October 27, 1997, which average was $17.0625 per share. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

(3) The fee paid pursuant to this Post-Effective Amendment No. 1 is $2,647.63. A total of $5,725.73 was previously paid on July 1, 1996 for registration of the 2,550,000 shares.

                                   EXPLANATORY NOTE


         This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "1933 Act") by SuperGen, Inc., a Delaware corporation ("SuperGen Delaware" or the "Registrant"), which is the successor to SuperGen, Inc., a California corporation ("SuperGen California"), following a statutory merger effective on November 3, 1997 (the "Merger") for the purpose of changing SuperGen California's state of incorporation. Prior to the Merger, SuperGen Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, SuperGen Delaware succeeded by operation of law to all of the assets and liabilities of SuperGen California. The Merger was approved by the shareholders of SuperGen California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

         Except as modified by this Amendment, SuperGen Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the 1993 Act and the 1934 Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

    1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    2. The Registrant's Report on Form 10-Q for the quarterly period ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act.

    3. The Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1997, filed pursuant to Section 13 of the Exchange Act.

    4.   The Registrant's Report on Form 8-K filed on July 2, 1997.

    5.   The Registrant's Report on Form 8-K, filed on October 31, 1997.

    6.   The Registrant's Report on Form 8-K, filed November 3, 1997.

    All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has adopted provisions in its current Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Company for monetary damages to the fullest extent permissible under Delaware law; and (ii) authorize the Company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The Company's Certificate of Incorporation also includes a provision eliminating to the fullest extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, the Bylaws of the Company provide that it will be required to indemnify its officers and directors to the maximum extent and in the manner permitted by the Delaware General Corporation Law.

    The Company has entered into separate indemnification agreements with each of its officers, directors and key employees that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them, as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    At present, the Company is not aware of any pending litigation involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  INDEX TO EXHIBITS.

         Exhibit
          Number                   Description of Document
       ----------- --------------------------------------------------------
         4.1(1) 1993 Stock Option Plan, as amended and restated effective February 3, 1997 and forms of Stock Option Agreements thereunder

         4.2(1) 1996 Directors' Stock Option Plan, as amended effective February 3, 1997 and form of Stock Option Agreement thereunder

         4.3(2)    Employees and Consultants Stock Option Agreement/Plan

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

         23.1      Consent of Ernst & Young LLP, Independent Auditors

         23.2      Consent of Counsel (contained in Exhibit 5.1)

         24.1(2)   Power of Attorney

ITEM 9.  UNDERTAKINGS.

         (a)       The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the

--------------------------

    (1)Incorporated by reference to the exhibit filed with the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997. Exhibits 4.1 and 4.2 listed are incorporated by reference to Exhibits 10.2 and 10.3, respectively, of Registrant's Report on Form 10-Q.

    (2)Previously filed.

maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 4th day of November, 1997.

                                  SUPERGEN, INC.

                                  By:  /s/ Joseph Rubinfeld
                                      --------------------------
                                           Joseph Rubinfeld
                                     CHIEF EXECUTIVE OFFICER, PRESIDENT
                                       AND DIRECTOR

    Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons on November 4, 1997, in the capacities indicated.

              SIGNATURE                              TITLE
-----------------------------------   -----------------------------------
       /s/ JOSEPH RUBINFELD           Chief Executive Officer, President
-----------------------------------      and Director
           JOSEPH RUBINFELD


       /s/ HENRY C. SETTLE, JR.       Chief Financial Officer (Principal
-----------------------------------      Financial and Accounting Officer)
           HENRY C. SETTLE, JR.


-----------------------------------   Director
       LAWRENCE J. ELLISON


       */s/ DAVID M. FINEMAN          Director
-----------------------------------
            DAVID M. FINEMAN


       */s/ J. GREGORY SWENDSEN       Director
-----------------------------------
            J. GREGORY SWENDSEN


       */s/ DENIS BURGER              Director
-----------------------------------
            DENIS BURGER


       */s/ JULIUS A. VIDA            Director
-----------------------------------
            JULIUS A. VIDA


       */s/ DANIEL ZURR               Director
-----------------------------------
            DANIEL ZURR



*By:  /s/ JOSEPH RUBINFELD
    ----------------------------------------
    Joseph Rubinfeld, Attorney-in-Fact

*By:  /s/ HENRY C. SETTLE, JR.
    ----------------------------------------
    Henry C. Settle, Jr., Attorney-in-Fact

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                           -------------------------------

                                       EXHIBITS

                           -------------------------------

                            Post-Effective Amendment No. 1
                          to Form S-8 Registration Statement


                                    SuperGen, Inc.


                                   November 4, 1997


                                  INDEX TO EXHIBITS

   Exhibit
    Number                              Exhibit
------------  -----------------------------------------------------------------
    4.1(1) 1993 Stock Option Plan, as amended and restated effective February 3, 1997 and forms of Stock Option Agreements thereunder

    4.2(1) 1996 Directors' Stock Option Plan, as amended effective February 3, 1997 and form of Stock Option Agreement thereunder

    4.3(2)    Employees and Consultants Stock Option Agreement/Plan

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

    23.1      Consent of Ernst & Young LLP, Independent Auditors

    23.2      Consent of Counsel (contained in Exhibit 5.1)

    24.1(2)   Power of Attorney


------------------

    (1)Incorporated by reference to the exhibit filed with the Registrant's Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997. Exhibits 4.1 and 4.2 listed are incorporated by reference to Exhibits 10.2 and 10.3, respectively, of Registrant's Report on Form 10-Q.

    (2)Previously filed.